Exhibit 10.3

ROSENTHAL & ROSENTHAL, INC.

1370 Broadway

New York, NY 10018

March 11, 2021

Reed’s Inc.

201 Merritt 7 Corporate Park

Norwalk, CT 06851

Ladies and Gentlemen:

Reference is made to the Financing Agreement entered into between us dated October 4, 2018, as amended and/or supplemented (the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Financing Agreement.

This agreement (“Agreement”) hereby amends the Financing Agreement as follows:

1.	Section 1.6 of the Financing Agreement is hereby amended, in its entirety, as follows:

“1.6 “Collateral Documents” shall mean any and all security agreements, deposit account control agreements, mortgages and other documents executed and delivered to Lender to secure the Obligations including but not limited to the Pledged Securities, the Pledge Agreement executed by John J. Bello and Nancy E. Bello, as Co-Trustees of THE JOHN AND NANCY BELLO REVOCABLE LIVING TRUST, under agreement dated December 3, 2012, executed contemporaneously with this Agreement (“Pledge Agreement”) and the Control Agreement defined in the Pledge Agreement.”

2.	Section 1.14 is deleted in its entirety and all references to Intercreditor Agreement in the Financing Agreement are hereby deleted by virtue of Satisfaction, Settlement and Release of Claims dated December 11, 2020 and Termination Agreement dated December 23, 2020 which provided for, among other things, the payment in full of the defined Junior Lender Indebtedness.

3.	Section 1.17 is deleted in its entirety, and the following is added as a new Section 1.31(a):

“1.31(a) “Pledged Securities” shall have the meaning set forth in Section 2.1”

4.	Section 1.21 is amended and restated in its entirety so as to read as follows:

“1.21 “Loan Documents” shall mean, collectively, this Agreement, the Pledged Securities, the Collateral Documents, and each guaranty, certificate, agreement, or document now or hereafter executed by Borrower or any of its future guarantors and delivered to Lender in connection with the foregoing or as they may be amended.”

5.	Section 2.1 (B) (y) is hereby amended and restated in its entirety so as to read as follows:

“……….(y) an amount equal to one million five hundred thousand dollars ($1,500,000) provided that the Obligations are secured by the value of securities having a fair market value determined by Lender on the date of this amendment of not less than two million dollars ($2,000,000) and at all times thereafter of not less than one million seven hundred sixty-five thousand dollars ($1,765,000) pledged to Lender by John J. Bello and Nancy E. Bello, as Co-Trustees of THE JOHN AND NANCY BELLO REVOCABLE LIVING TRUST, under agreement dated December 3, 2012, held in account #1134-4851 at Charles Schwab & Co., Inc., evidenced by that certain Pledge Agreement, and as to which Pledged Securities Lender has a first and only perfected security interest by the Control Agreement in form and substance acceptable to Lender (the “Pledged Securities”), minus such reserves as Lender may deem, in its sole discretion, to be necessary from time to time.”

6.	Section 4.1(v) is amended and restated in its entirety so as to read as follows:

“……….(v) all accounts, instruments, chattel paper, documents, general intangibles, deposit accounts, investment property, and the Pledged Securities, and all letter of credit rights, whether or not arising out of the sale of goods or rendition of services, and including choses in action, causes of action, tax refunds (and claims), and reversions from terminated pension plans……”

7.	Section 9.1 (2) is amended and restated in its entirety so as to read as follows:

“……….(2) if any person or party who has pledged, granted, issued or arranged collateral security or the Pledged Securities for the Obligations (a “Pledgor”), shall die, dissolve, liquidate, terminate or attempt to terminate its obligations; or if there shall be any breach by such person or party of, or any default of, any of the terms, covenants, conditions or provisions of any agreement by which Lender is secured or has a perfected security interest in such Collateral; or if a material portion of any Collateral or the Pledged Securities for the Obligations is destroyed or lost or rendered valueless or no longer subject to insurance……”

8.	Section 9.1 (9) is hereby deleted.

9.	Section 9.1 (10) is hereby deleted.

10.	Section 9.1 (11) is amended and restated in its entirety so as to read as follows:

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11.	if at any time the fair market value of the Pledged Securities as determined by Lender is less than one million seven hundred sixty-five thousand dollars ( $1,765,000) and is not restored within three (3) business days to a value of two million dollars ($2,000,000) in substance satisfactory to Lender as provided in the Pledge Agreement;

11.	Section 9.1 (12) is deleted in its entirety.

12.	Section 9.1(ii) is amended and restated to the extent set forth below so as to read as follows:

“………(ii) Lender shall have the right (in addition to any other rights Lender may have under this Agreement or otherwise) without further notice or demand to Borrower, to enforce payment of any Receivables or Collateral, to settle, compromise, or release in whole or in part, any amounts owing on Receivables or Collateral, to prosecute any action, suit or proceeding with respect to Receivables or Collateral, to extend the time of payment of any and all Receivables or Collateral, to make allowances and adjustments with respect thereto, to issue credits in Lender’s name or Borrower’s, to require additional Collateral, to reduce the amount of the Permitted Overadvance, to reduce the amount of Loan Availability, to exercise any other remedies set forth in the Loan Documents, to sell, assign and deliver the Receivables or Collateral (or any part thereof) and any returned, reclaimed or repossessed merchandise or other property held by Lender or by Borrower for Lender’s account, at public or private sale, at broker’s board, for cash, upon credit or otherwise, at Lender’s sole option and discretion, and Lender may bid or become purchaser at any such sale if public, free from any right of redemption which is hereby expressly waived. Borrower agrees that the giving of five days’ notice by Lender, sent by ordinary mail, postage prepaid, to the mailing address of Borrower set forth in this Agreement, designating the place and time of any public sale or the time after which any private sale or other intended disposition of the Receivables or Collateral or any other security held by Lender is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto… .”

13.	Section 11.1 is amended and restated in its entirety so as to read as follows:

If to Lender:	If to Borrower:

Rosenthal & Rosenthal, Inc.	Reed’s Inc.
1370 Broadway	201 Merritt 7 Corporate Park
New York, New York 10018	Norwalk, Connecticut 06851
Attn: Robert Miller	Attn: Thomas J. Spisak
Facsimile: (212) 356-0989	Email: tspisak@Reedsinc.com

with a copy to	with a copy to

Becker & Poliakoff LLP Paul H. Shur, Esq.	Libertas Law Group Inc.
45 Broadway	Ruba Qashu
17th Floor	225 Santa Monica Blvd. 5th Floor
New York, New York 10006	Santa Monica, CA 90401
Email: pshur@beckerlawyers.com	Email:ruba@libertaslaw.com

[Remainder of Page Left Intentionally Blank-Signature Page Follows]

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Except as hereinabove specifically set forth, all of the terms and conditions of the Financing Agreement remain in full force and effect and shall continue unmodified.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

		By:	/s/ Ian Brown
Ian Brown, Vice President

Agreed:

REED’S INC.

By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr., CEO

By:	/s/ Thomas J. Spisak
Thomas J. Spisak, CFO and Secretary

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